EXHIBIT 23.4
Consent
     We hereby consent to the references to our organization and to the references to and inclusion of information from our study entitled “Intensivist Programs — Elevating the Standard of Critical Care” in the registration statement on Form S-1 (and the related prospectus) of Visicu, Inc. and each amendment thereto (Registration No. 333-129989).

THE ADVISORY BOARD COMPANY (a Delaware corporation)
By:	/s/ Cara S. J. Weisman

Name:	Cara S. J. Weisman

Title:	Senior Director

February 23, 2006
Washington, D.C.